Exhibit 10.1
WAIVER
This WAIVER, dated as of July 17, 2026 (this “Waiver”), is by and among Troy ParentCo LLC, a Delaware limited liability company (“Parent”), Troy Merger Sub Inc., a New Mexico corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and TXNM Energy, Inc., a New Mexico corporation (the “Company” and, together with Parent and Merger Sub, the “Parties” and each, a “Party”). Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Merger Agreement (as defined below).
WHEREAS, the Company, Parent and Merger Sub entered into that certain Agreement and Plan of Merger, dated as of May 18, 2025 (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving as a direct wholly owned subsidiary of Parent (the “Merger”);
WHEREAS, Section 8.1(c) of the Merger Agreement provides that the Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by Parent or the Company if the Effective Time shall not have occurred on or before the End Date;
WHEREAS, Parent, Merger Sub, Troy TopCo LP and the Company are entering into a Letter Agreement, dated the date hereof, addressing certain financing needs of the Company and providing for certain mutual waivers; and
WHEREAS, in light of the foregoing and the status and anticipated timing of the Required Regulatory Approval from the New Mexico Public Regulation Commission, each of the Company and Parent desires to effect the waivers set forth herein pursuant to Section 8.6 of the Merger Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, agreements and undertakings contained herein, and other good and valuable consideration, and subject to and on the terms and conditions set forth in this Waiver, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:
ARTICLE 1
WAIVERS
Section 1.1Waiver of End Date.
Each of Parent and the Company hereby irrevocably waives its right to terminate the Merger Agreement and abandon the Merger pursuant to Section 8.1(c) of the Merger Agreement prior to May 31, 2027 (the “Waiver Period”). Following the execution of this Waiver, each Party hereby further waives any right or claim to interpret the terms of the Merger Agreement (including references to the End Date and Extended End Date) in any manner inconsistent with the Waiver Period.
Section 1.2Waiver of a Portion of the Parent Termination Fee.
The Company hereby irrevocably waives $175,000,000 of the $350,000,000 Parent Termination Fee set forth in the Merger Agreement in the event the Parent Termination Fee is payable under the terms of the Merger Agreement (such that the Parent Termination Fee payable in any circumstance in which the Parent Termination Fee is payable would be $175,000,000). Following the execution of this Waiver, each Party hereby waives any right or claim to interpret the terms of the Merger Agreement (including references to the Parent Termination Fee) in any manner inconsistent with the immediately preceding sentence. The waiver in this Section 1.2 shall not affect any cost or expense reimbursement or indemnification obligations described in or pursuant to Section 6.6(a)(iii)(C)(2) (Access to Information – Reimbursement), the last sentence of Section 6.6(a) (Access to Information – Indemnification), Section 6.19 (Parent Debt Financing Cooperation – Reimbursement), Section 8.2(e) (Effect of Termination – Collection) or Section 8.3 (Expenses).
ARTICLE 2
GENERAL PROVISIONS
Section 2.1Miscellaneous.
Except as expressly set forth herein, the Parties reserve all of their rights under the Merger Agreement. This Waiver, and all claims or causes of action (whether at Law, in contract or in tort) that may be based upon, arise out of or relate to this Waiver or the negotiation, execution or performance hereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware (without giving effect to choice of law principles thereof or of any other jurisdiction that would mandate or permit the application of the Laws of any jurisdiction other than the State of Delaware). This Waiver may be executed and delivered (including by facsimile transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Sections 8.4, 8.5 and 8.6, the last two sentences of Section 9.5, Sections 9.6, 9.8, 9.10, 9.11, 9.12, 9.14 and 9.16 of the Merger Agreement are hereby incorporated in this Waiver by reference mutatis mutandis.
[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Waiver to be executed as of the date first written above by its officer thereunto duly authorized.
COMPANY:
TXNM ENERGY, INC.
By:      /s/ Joseph D. Tarry
    Joseph D. Tarry
    President and CEO
PARENT:
TROY PARENTCO LLC
By:    BIP Holdings Manager L.L.C.
Its:    Manager
By:      /s/ Sebastien Sherman
    Sebastien Sherman
    Senior Managing Director
MERGER SUB:
TROY MERGER SUB INC.
By:      /s/ Sebastien Sherman
Sebastien Sherman
Chief Executive Officer

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